UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2023

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 St. Emanuel Street, Mobile, Alabama 36602 (Address of Principal Executive Offices, including Zip Code)

(251) 639-8100 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CPSI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 17, 2023, Computer Programs and Systems, Inc. (the “Company”) appointed Lance Park, the Vice President – Finance and Controller of the Company, as the Company’s principal accounting officer. Mr. Park has served as Vice President – Finance and Controller of the Company since November 2022. Prior to joining the Company, Mr. Park served as Finance Director of Omada Health from November 2021 to October 2022, where he led all areas of financial management, business partnering and analysis pertaining to the commercial organization. From August 2012 to October 2021, Mr. Park served as Corporate Planning Lead and Business Unit Controller of Microsoft Corp., where he managed financial planning and analysis for the commercial software and hardware business.

There are no arrangements or understandings between Mr. Park and any other persons pursuant to which he was appointed as the Company’s principal accounting officer. There is no family relationship existing between Mr. Park and any executive officer or director of the Company, and there are no related party transactions between the Company and Mr. Park that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. Furthermore, there are no changes to Mr. Park’s compensation arrangements with the Company in connection with his appointment as principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: March 23, 2023	By:	/s/ Matt J. Chambless
Matt J. Chambless
Chief Financial Officer, Secretary and Treasurer